UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 15, 2021

SERITAGE GROWTH PROPERTIES
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37420	38-3976287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Fifth Avenue, Suite 1530 New York, New York	10110
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 355-7800

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common shares of beneficial interest, par value $0.01 per share	SRG	New York Stock Exchange
7.00% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share	SRG-PA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As the Company previously disclosed on December 10, 2020, Benjamin W. Schall, Chief Executive Officer, President and Trustee of Seritage Growth Properties (the “Company”) notified the Company of his resignation from the Company and the Board of Trustees to pursue another opportunity. Mr. Schall’s departure date is January 22, 2021.

The Board of Trustees remains focused on its search for a Chief Executive Officer candidate to succeed Mr. Schall. The Board of Trustees has engaged a national search firm to assist in the search process and is actively evaluating several internal and external candidates. The Board of Trustees expects to announce the Company’s new Chief Executive Officer in the coming weeks.  There is and there can be no assurance about the timing and certainty of any such appointment and announcement by the Company. In the interim, the day-to-day operations of the Company continue to be overseen by members of existing senior management, who are reporting directly to the Board of Trustees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

By:	/s/ Matthew Fernand
Matthew Fernand
Executive Vice President, General Counsel & Secretary

Date: January 22, 2021